UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2025

CSB Bancorp, Inc.

(Exact name of Registrant as Specified in Its Charter)

Ohio	000-21714	34-1687530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91 North Clay Street P.O. Box 232
Millersburg, Ohio		44654
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 330 674-9015

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $6.25 per share	CSBB	OTCPink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

CSB Bancorp, Inc. held the 2025 Annual Meeting on April 23, 2025. At the close of business on March 4, 2025, the voting record date, there were 2,644,072 common shares outstanding and entitled to vote. At the 2025 Annual Meeting 1,935,164 or 73%, of the outstanding common shares entitled to vote were represented by proxy or in person. A summary of the matters voted upon by the shareholders and the final voting results for each such matter are set forth below.

1.
Election of two directors to serve a three-year term expiring at the 2028 Annual Meeting of Shareholders:

	Number of Votes:
	For	Withheld	Broker Non-votes
Cheryl M. Kirkbride	1,228,205	46,538	660,421
Stephen E. Schillig	1,220,664	54,079	660,421

Other directors whose term of office continued after the Annual Meeting:

Robert K. Baker

Vikki G. Briggs

Julian L. Coblentz

Eddie L. Steiner

2.
Ratification of the appointment of S.R. Snodgrass, P.C. as CSB Bancorp's independent registered public accounting firm for CSB for the fiscal year ending December 31, 2025:

Number of Votes:
For	Against	Abstain
1,930,974	791	3,399

3.
Approval of a non-binding advisory vote on the compensation of CSB's named executive officers as disclosed in the Proxy Statement for the 2025 Annual Meeting of Shareholders:

Number of Votes:
For	Against	Abstain	Broker Non-votes
1,211,413	20,076	43,254	660,421

4.
Recommendation of, by non-binding vote, that the frequency of future shareholder advisory votes on the compensation of CSB's named executive officers will occur every 1, 2, or 3 years:

Number of Votes:
3 YRS	2 YRS	1 YR	Abstain	Broker Non-votes	Uncast
871,936	116,931	178,615	106,118	660,421	1,143

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSB Bancorp, Inc.

Date:	April 24, 2025	By:	/s/Paula J. Meiler
Paula J. Meiler Senior Vice President and Chief Financial Officer